Exhibit 10.1

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF

LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC ("Amendment"), is entered into on October 25, 2022 (the "Effective Date"), by and between LEWIS SANTA PAULA MEMBER, LLC, a Delaware limited liability company ("Lewis"), and LIMONEIRA EA1 LAND, LLC, a Delaware limited liability company ("Limoneira"), as the members, and Lewis as the manager of Limoneira Lewis Community Builders, LLC, a Delaware limited liability company (the "Company"). Except where otherwise defined herein, the capitalized terms used in this Amendment have the respective meanings assigned to such terms in the Agreement (as defined in Recital A below). This Amendment is entered into with reference to the following facts and circumstances:

r e c i t a l s :

A.            The Company is governed by that certain First Amended and Restated Limited Liability Company Agreement of Limoneira Lewis Community Builders, LLC, entered into as of November 10, 2015 (the "Agreement").

B.            On September 28, 2022, the Members formed LLCB II, LLC, a Delaware limited liability company ("LLCB II"), by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware. LLCB II is governed by that certain Limited Liability Company Agreement of LLCB II, LLC, entered into on October 25, 2022.

C.            LLCB II has acquired certain real property previously owned by LIMCO (the "LLCB II Property").

D.          The Members have agreed to revise the purpose of the Company to include the pursuit by the Company of the master entitlements described more fully in this Amendment for both the Property and the LLCB II Property (collectively, the "Combined Property").

E.            The Members have also agreed to revise the manner in which Net Cash Flow is distributed by the Company to the Members.

F.            The Members now desire to enter into this Amendment (i) to revise the purpose of the Company to include the Company’s pursuit of certain master entitlements described below for the Combined Property, and (ii) to revise the manner in which Net Cash Flow is distributed to the Members.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

a g r e e m e n t :

1.            Revision to Company Purpose. The purpose of the Company is hereby revised to include the processing of the Master Entitlements on a combined basis for the Combined Property. The term "Master Entitlements" means Final Approval (as defined below) of (i) an amendment to that certain First Amended and Restated Development Agreement dated February 26, 2015, entered into by and between LIMCO and the City as amended, allowing for a minimum of four hundred fifty (450) additional residential units to be developed and constructed on the Combined Property, (ii) a Letter of Map Revision from the Federal Management Agency removing the Combined Property from the Zone A99 designation on the Flood Insurance Map, (iii) the tentative tract map for the Property, and (iv) any additional entitlements, certificates, permits and governmental agency approvals deemed necessary by the Manager for the development of the Combined Property that is not site-specific to the LLCB II Property. The Company will also be responsible for (A) processing the mass grading plan with the City for the Combined Property, (B) processing all offsite final engineering plans for the Combined Property (including all sewer, storm drain and water plans) and all offsite dry utility designs and work orders necessary to stub all utilities to the border of the Combined Property, and (C) grading the Combined Property in accordance with the mass grading plan approved by the City. The term "Final Approval" means the last action by the City of Santa Paula or other applicable agencies required for the Master Entitlements to be binding and enforceable, and the expiration of all applicable administrative, judicial and electoral appeal periods to challenge the approval of the Master Entitlements. If one (1) or more appeals or challenges to the Master Entitlements is filed, then Final Approval shall not be deemed to have occurred unless and until all such appeal(s) and/or challenge(s) are withdrawn or resolved in a manner acceptable to the Manager in its sole and absolute discretion.

2.            Revisions to Net Cash Flow Distribution Provisions. New Section 4.4 is hereby added to the Agreement to provide as follows:

"4.4      Net Cash Flow Override. Notwithstanding the terms of Section 4.1 or any other term of the Agreement, the first Four Million Dollars ($4,000,000) of Net Cash Flow that is available for distribution to the Members shall be distributed to Lewis prior to any other distributions being made to the Members under Section 4.1 (including, without limitation, any distribution that would otherwise be made under Section 4.1 as a result of the application of the provisions of Section 9.2(b)(ii) of the Agreement). The foregoing distribution has been unanimously approved in advance by the Executive Committee Representatives and such distribution shall not reduce or modify any amounts that Lewis is otherwise entitled to thereafter receive under Section 4.1 or any other provision of the Agreement."

3.            Miscellaneous

(a)            Further Acts. Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Amendment and the transactions contemplated herein.

(b)            Remainder of the Agreement. Except as expressly modified hereby, all other terms and provisions of the Agreement shall remain in full force and effect, are incorporated herein by this reference, and shall govern the conduct of the parties hereto, provided, however, to the extent of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

(c)            Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original Amendment, but all of which, taken together, shall constitute one (1) and the same Amendment, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. Facsimile, scanned, PDF and other electronic signatures to this Amendment have the same effect as original signatures.

(d)            No Third-Party Beneficiaries. This Amendment and the Agreement (as hereby amended) are solely for the benefit of the parties hereto, and no other Person is entitled to rely upon or benefit from this Amendment and/or the Agreement (as hereby amended) or any term hereof or thereof.

(e)            Preservation of Intent. If any provision of this Amendment is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the parties hereto agree that such provision shall be modified to the extent legally possible so that the intent of this Amendment may be legally carried out. If any provision contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the parties' rights and privileges shall be enforceable to the fullest extent permitted by law, unless the enforcement of any such provision under the circumstances would otherwise clearly frustrate the purpose and intent of this Amendment.

(f)            Entire Agreement. This Amendment and the Agreement (as hereby amended) together contain and constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and this Amendment and the Agreement (as hereby amended) may not be modified, amended, or otherwise changed in any manner, except as provided in the Agreement (as hereby amended).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Effective Date.

MEMBERS:

LEWIS SANTA PAULA MEMBER, LLC,
a Delaware limited liability company

By:	Lewis Management Corp., a Delaware corporation Its: Manager

By:	/s/ John M. Goodman
John M. Goodman
Its: Chief Executive Officer and Senior Executive Vice President

LIMONEIRA EA1 LAND, LLC
a Delaware limited liability company

By:	Limoneira Company, a Delaware corporation Its: Sole Member

By:	/s/ Mark Palamountain
Name:	Mark Palamountain
Title:	Chief Financial Officer, Treasurer and Corporate Secretary

MANAGER:

LEWIS SANTA PAULA MEMBER, LLC,
a Delaware limited liability company

By:	Lewis Management Corp., a Delaware corporation Its: Manager

By:	/s/ John M. Goodman
John M. Goodman
Its: Chief Executive Officer and Senior Executive Vice President